Incorporated by reference to Item 22(d)(15) of Part C of Post-Effective Amendment No. 27 of the Registrant's registration statement on Form N-1A and related exhibits, filed September 1, 2004, assession number 0000891804-04-001961 and Item 22(d)(22) of Part C of Post-Effective amendment No. 28 of the Registrant's registration statement on Form N-1A and related exhibits, filed October 29, 2004, assesion number 0000891804-04-002525.